UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 22, 2005

Matritech, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12128	4-2985132
(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street
Newton, Massachusetts	02460
(Address of Principal Executive Offices)	(Zip Code)

(617) 928-0820

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 22, 2005, Matritech, Inc. held its reconvened Annual Meeting of Stockholders. The results of voting on the three Proposals before the Stockholders are presented below.

The following directors were elected at the Annual Meeting:

	Votes
Election of Directors	For	Withheld
Stephen D. Chubb	34,998,530	4,996,669
David L. Corbet	34,971,699	5,023,500
Walter O. Fredericks	36,500,711	3,494,488
Judith Kurland	35,793,699	4,201,500
Jonathan M. Niloff	36,914,621	3,080,578
Richard A. Sandberg	35,078,540	4,916,659
T. Stephen Thompson	36,670,927	3,324,272
C. William Zadel	36,732,199	3,263,000

Proposal 2, to approve certain provisions of a financing transaction, described in detail in the Proxy Statement and Proxy Statement Supplement mailed to Stockholders, to permit (a) the removal of floors on anti-dilution provisions affecting the 670,272 shares of Series A Convertible Preferred Stock and warrants to purchase common stock issued in the First Closing and (b) the potential issuance of more than 14,100,000 shares of common stock if required to fulfill our obligations under currently outstanding Series A Convertible Preferred Stock and accompanying warrants, was defeated with 5,404,996 voting for, 6,340,396 voting against, 350,703 abstaining and a 24,097,723 broker non-vote.

Proposal 3, to ratify the selection of the firm PricewaterhouseCoopers LLP to serve as auditors for the fiscal year ending December 31, 2005, was passed with 34,590,407 voting for, 1,016,438 voting against, and 586,973 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date July 26, 2005
By: /s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer